Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

FOR TENDER OF SHARES OF COMMON STOCK
OF
TARGANTA THERAPEUTICS CORPORATION
PURSUANT TO THE OFFER TO PURCHASE DATED JANUARY 27, 2009
BY
BOXFORD SUBSIDIARY CORPORATION

A WHOLLY OWNED SUBSIDIARY OF
THE MEDICINES COMPANY

(Not to be used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF TUESDAY, FEBRUARY 24, 2009, UNLESS THE OFFER IS EXTENDED.

This Notice of Guaranteed Delivery, or one substantially equivalent, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to American Stock Transfer & Trust Company (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By Mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	By Facsimile Transmission: 718-234-5001	By Overnight Courier or Hand Delivery: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES.  IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL. THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tender(s) to Boxford Subsidiary Corporation, a wholly owned subsidiary of The Medicines Company, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated January 27, 2009 (the “Offer to Purchase”), and in the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.0001 per share (the “Shares”), of Targanta Therapeutics Corporation indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Address(es)	Certificate Nos. (if available)

Zip Code

(Area Code) Telephone No.	Indicate account number at Book-Entry Transfer Facility (as defined in the Offer to Purchase) if Shares will be tendered by book-entry transfer:

Signature(s) of Record Holder(s):	Account Number

X	Dated: , 2009

X	Dated: , 2009

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares (“Share Certificates”) tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq Global Market trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X

Name of Firm	Authorized Signature

Address(es)	Name (Please Print)

Zip Code	Title

Dated: , 2009
(Area Code) Telephone No.

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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